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Amendment number 1 to Pricing Supplement No. 0181.


Pricing Supplement No. 0181 Dated November 13, 1997   Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                File number:  333-7229
Prospectus Supplement dated November 8, 1996)


Senior Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  10,000,000.00
Issue Price:                             100.000%    $  10,000,000.00
Commission or Discount:                    0.000%    $           0.00
Proceeds to Company:                     100.000%    $  10,000,000.00


Agent: NationsBanc Montgomery Securities, Inc., as Principal

Original Issue Date:              December 15, 1997

Stated Maturity Date:             February 25, 2010

Cusip #:                          63858R-ER-8

Form:                             Book entry only

Interest Rate:                    6.710% Fixed

Interest Payment Dates:           25th of February and August, commencing
                                  August 25, 1998



Discount Note?                                                          No

May the Notes be redeemed by the Company prior to maturity?             No

May the notes be repaid prior to maturity at the option of the holder?  No